UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange act of 1934

Date of Report (Date of earliest event reported):
July 26, 2021

PLANTRONICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-12696	77-0207692
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

345 Encinal Street
Santa Cruz, California 95060
(Address of Principal Executive Offices including Zip Code)

(831) 420-3002
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
COMMON STOCK, $0.01 PAR VALUE	POLY	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Plantronics, Inc. ("Company") held its 2021 Annual Meeting of Stockholders ("Annual Meeting") on July 26, 2021 pursuant to which the Company's stockholders approved an amendment and restatement of the Company's 2002 Employee Stock Purchase Plan ("ESPP") to increase the number of authorized shares under the ESPP by 2,000,000 and to, among other things, eliminate the requirement that participants enroll by seven (7) calendar days prior to the start date of an ESPP offering period to facilitate greater participation in the ESPP and to coincide enrollment periods within open trading windows. The Company's stockholders also approved at the Annual Meeting an amendment and restatement of the Company's 2003 Stock Plan ("Plan") to increase the number of authorized shares under the Plan by 2,000,000 and to, among other things, prohibit the payment of dividends or dividend equivalents on awards until those awards are earned and vested, recoup performance-based equity awards (including any cash-based incentive awards) in the case of a material financial restatement of results for prior years from executives who received undue awards based on a material and intentional or negligent misrepresentation of financial result, provide for a vesting period or performance period of at least 12-months following the date of grant, to clarify and expand the Plan's prohibition on "liberal share recycling" to state that that shares that have been delivered to, or withheld by, the Company to satisfy the applicable exercise price of an option under the Plan or to satisfy any tax withholding obligation with respect to an option or SAR (including shares retained by the Company from the award being exercised and/or creating the tax obligation), shares subject to a SAR that are not issued in connection with the settlement or exercise, as applicable, of the SAR, and shares purchased on the open market with the cash proceeds from the exercise of options are not returned to the share reserve for issuance under Plan, and to clarify and expand the Plan’s prohibition on repricing of outstanding stock options through exercise price reductions, the cancellations of outstanding stock options in exchange for new stock options with a lower exercise price, the substitution of full-value awards for underwater stock options and the buyback or buyout of underwater stock options in exchange for cash, without stockholder approval. A copy of the ESPP and Plan, each as amended and restated, are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company's 2021 Annual Meeting of Stockholders ("Annual Meeting") was held on July 26, 2021. At the Annual Meeting, 38,419,283 shares of common stock of the Company were present in person or by proxy. At the Annual Meeting, the Company's stockholders voted on the following proposals: (1) elect ten directors; (2) approve the amendment and restatement of the 2002 Employee Stock Purchase Plan which included an increase in the number of shares of common stock issuable thereunder by 2,000,000; (3) approve the amendment and restatement of the 2003 Stock Plan which included an increase in the number of shares of common stock issuable thereunder by 2,000,000; (4) ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year 2022; and (5) approve, on an advisory basis, the compensation of the Company's named executive officers.

The results of the voting were as follows:

Proposal No. 1: The following directors were elected to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified:

Nominee	For	Against	Abstain	Broker Non-Votes
Robert Hagerty	34,172,280	277,945	15,105	3,953,953
Marvin Tseu	33,952,264	494,247	18,819	3,953,953
David M. Shull	34,262,662	183,174	19,494	3,953,953
Kathy Crusco	33,821,955	624,871	18,504	3,953,953
Brian Dexheimer	33,621,295	823,889	20,146	3,953,953
Gregg Hammann	33,901,628	542,199	21,503	3,953,953
Guido Jouret	34,285,451	157,770	22,109	3,953,953
Marshall Mohr	29,280,642	5,147,374	37,314	3,953,953
Daniel Moloney	34,390,775	45,460	29,095	3,953,953
Yael Zheng	34,338,455	104,291	22,584	3,953,953

Proposal No. 2: The results of the vote to approve the amended and restated 2002 Employee Stock Purchase Plan were:

For	Against	Abstain	Broker Non-Votes
34,408,717	37,152	19,461	3,953,953

Proposal No. 3: The results of the vote to approve the amended and restated 2003 Stock Plan were:

For	Against	Abstain	Broker Non-Votes
28,661,218	5,784,291	19,821	3,953,953

Proposal No. 4: The results of the vote on ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year 2022 were:

For	Against	Abstain
37,739,952	640,353	38,978

Proposal No. 5: The results of the advisory vote to approve the compensation of the Company's named executive officers were:

For	Against	Abstain	Broker Non-Votes
33,696,472	756,118	12,740	3,953,953

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Plantronics, Inc. 2002 Employee Stock Purchase Plan, as amended and restated
10.2	Plantronics, Inc. 2003 Stock Plan, as amended and restated

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 27, 2021	PLANTRONICS, INC.

		By:	/s/ Lisa Bodensteiner
		Name:	Lisa Bodensteiner
		Title:	Executive Vice President, Chief Legal and Compliance Officer and Corporate Secretary